Exhibit 23.2









                    Consent of Independent Public Accountants

As independent public accounts, we hereby consent to the incorporation by reference in this S-8 Registration Statement of FDX Corporation of our reports dated June 30, 1997 included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the year ended May 31, 1997, and to all references to our Firm included in this registration statement.



Arthur Andersen LLP



Memphis, Tennessee
   January 22, 1998.